UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 23, 2009
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Sensient Technologies Corporation issued a press release on April 23, 2009, announcing that on April 23, 2009 its board of directors elected Neil G. Cracknell to the position of President and Chief Operating Officer, effective immediately. Kenneth P. Manning continues as Sensient’s Chairman and Chief Executive Officer. As the press release notes, the board of directors also designated Robert Wilkins, who is the President of Sensient’s Asia Pacific Group, as an elected executive officer.
     Mr. Cracknell, age 47, has been with the Company for approximately 13 years, most recently as the President of Sensient’s Flavors & Fragrances Group.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 23, 2009, Board of Directors amended the first sentence of Section 3.2(a) of the Bylaws, effective immediately, to provide that the number of directors of the corporation shall be eight (8).

ITEM 9.01.	Exhibits
Exhibit 3.2	Amendment to Section 3.2(a) of Sensient’s Bylaws.

Exhibit 99.1	Sensient Technologies Corporation Press Release dated April 23, 2009 regarding Election of Mr. Neil G. Cracknell as President and Chief Operating Officer and Election of Robert Wilkins as President of Sensient’s Asia Pacific Group.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
	Name:	John L. Hammond
	Title:	Senior Vice President, General Counsel and Secretary
Date: April 23, 2009

EXHIBIT INDEX
Exhibit 3.2	Amendment to Section 3.2(a) of Sensient’s Bylaws.

Exhibit 99.1	Sensient Technologies Corporation Press Release dated April 23, 2009 regarding Election of Mr. Neil G. Cracknell as President and Chief Operating Officer and Election of Robert Wilkins as President of Sensient’s Asia Pacific Group.